                                                                   EXHIBIT 10.22


                              EMPLOYMENT AGREEMENT

     This Agreement is made and entered into on the 13th day of February, 1996, by and between David Chazanovitz (the "Executive") and Nitinol Medical Technologies, Inc., a Delaware corporation (the "Company"), effective as provided in Section 1 below.

     WHEREAS, the Company wishes to employ the Executive as the President, Septal Defect Repair Division of the Company under the terms and conditions set forth below; and
     WHEREAS, the Executive wishes to accept such employment under those terms and conditions;

     NOW, THEREFORE, in consideration of the provisions and mutual covenants contained in this Agreement and for other good and valuable consideration, the Company and the Executive (the "Parties") agree as follows:

     1.               TERM OF EMPLOYMENT.
                      ------------------

          The Company agrees to employ the Executive, and the Executive agrees to serve, on the terms and conditions of this Agreement, for a period commencing on January 1, 1996 (the "Effective Date") and ending on December 31, 1998, or such shorter period as may be provided for herein. The parties may, by an agreement in writing, extend such employment term. (The employment term described above is hereinafter referred to as the "Employment Term").

     2.         POSITION, DUTIES, RESPONSIBILITIES.
                ----------------------------------

          During the Employment Term, the Executive shall serve as President, Septal Defect Repair Division of the Company. In such capacity, the Executive shall report to Chief Executive Officer and the Board of Directors of the Company and shall perform such duties and have such responsibilities of an executive nature as are customarily performed by a person holding such office, it being recognized that the Executive's duties and responsibilities, consistent with his title hereunder, may be changed by the Chief Executive Officer and

Board of Directors of the Company from time to time. The Executive shall devote his full business time and attention to the performance of his duties under this Agreement. The Executive shall be considered for a promotion to Chief Operating Officer of the Company twelve (12) months after the Closing as defined below based upon performance.

     For purposes of this Agreement the Closing shall mean the date on which the Company shall close a private placement financing under Regulation D of the Securities Act of 1933, as amended.

     3.       COMPENSATION.
              ------------

              During the Employment Term, the Executive shall be paid a base salary ("Salary"), as follows:

          (a)  From January 1, 1996 until December 31, 1996 - $160,000 per year;

          (b) From January 1, 1997 until December 31, 1997 - $175,000 per year; and

          (c)  From January 1, 1998 until December 31, 1998 - $185,000 per year.

          The Executive's Salary shall be payable in accordance with the Company's standard payroll practice.

          In addition, Executive shall receive a lump sum payment of $5,000 upon the Closing, and a lump sum payment of $5,000 upon completion of staffing for the septal defect repair project.

     The Executive shall be entitled to receive further bonuses, determined based upon achievement of goals as the Executive and the Chief Executive Officer of the Company shall agree. Any such bonuses, however shall first be approved by the Board of Directors of the Company.

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     4.   STOCK OPTIONS.
          -------------

          Immediately after the Closing, the Executive shall be issued non-qualified stock options to purchase an aggregate of 225,000 shares of the Company's Common Stock, par value $.001 per share, (the "Options"). The exercise price for the Options shall be $1.13 per share, the current fair market value of the Company's Common Stock. So long as the Employment Term has not terminated prior to such date, Options to purchase 175,000 shares of Common Stock shall become exercisable at the rate of 2.77% per month commencing on the first day of the month following the Closing, Options to purchase 20,000 shares of Common Stock shall become exercisable upon completion of clinical trials and market launch in Europe of the Company's septal repair device by no later than mid-year 1998, and the remaining Options shall become exercisable upon PMA approval by the United States Federal Food and Drug Administration, to the extent such approval is obtained no later than December 31, 2000. Once exercisable, all Options shall remain exercisable (in any order) for a period of ten (10) years from the date of grant. Notwithstanding the above, all of the Options shall become immediately exercisable upon (1) any merger, consolidation or reorganization of the Company in which the Company is not the continuing or surviving entity, or (2) the sale, lease, exchange or transfer of all or substantially all of the Company's assets, other than a sale, lease, exchange or transfer to an entity of which the holders of the Company's Common Stock hold more than 50% of the capital stock of such entity. The shares issuable upon exercise of the Options and the exercise price shall be subject to adjustment as follows: In case the Company shall at any time prior to the exercise of the Options hereunder (i) declare a dividend on the outstanding Common Stock payable in shares of capital stock, (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv)

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issue any shares of its capital stock by reclassification of the Common Stock
(including any such reclassification in connection with a merger or consolidation in which the Company is the continuing corporation), then, in each case, the exercise price of the Options and the number and kind of shares issuable upon exercise of the Options at the time of the record date for such dividend or at the effective date of such subdivision, combination, or reclassification, shall be proportionately adjusted so that the Executive after such time shall be entitled to receive the aggregate number and kind of shares which, had the Options been exercised immediately prior to such time, the Executive would have owned and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

     5.   EMPLOYEE BENEFITS.
          -----------------

          (a) Benefit Programs.  During the Employment Term, the Company shall
              ----------------
provide the Executive and eligible family members with medical, dental, and disability insurance and such other benefits and perquisites as are provided in the Company's applicable plans and programs to its employees generally; provided, that the Executive meets the qualifications therefor ("Benefits").

          (b) Vacation.  During each twelve month period of the Employment Term,
              --------
the Executive shall be entitled to no less than four weeks of vacation; provided, however, that any vacation time not taken during any year shall be forfeited. The Executive shall also be entitled to all paid holidays given by the Company to its officers and employees.

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     6.   REPRESENTATIONS AND WARRANTIES OF THE EXECUTIVE.
          -----------------------------------------------

          The Executive represents and warrants to the Company that the Executive is under no contractual or other restriction or obligation which is inconsistent with the execution of this Agreement, the performance of his duties hereunder, or the other rights of the Company hereunder.

     7.   NON-COMPETITION; NON-SOLICITATION.
          ---------------------------------

          In view of the unique and valuable services it is expected Executive will render to the Company, Executive's knowledge of the customers, trade secrets, and other proprietary information relating to the business of the Company and its customers and suppliers and similar knowledge regarding the Company it is expected Executive will obtain, and in consideration of the compensation to be received hereunder, Executive agrees that he will not, during the period he is employed by the Company under this Agreement or otherwise, and for a period of one year after he ceases to be employed by the Company under this Agreement or otherwise, compete with, be engaged in, or Participate In (as defined below) any other business or organization (which shall not include a university, hospital, or other non-profit organization) which during such one year period is or as a result of the Executive's engagement or participation would become competitive with the Company's business of designing, developing, manufacturing, marketing and selling vena cava filters, stents, septal repair devices or other medical devices designed and manufactured using nitinol with respect to any product or service sold or activity engaged in by the Company up to the time of such cessation; provided, however that the provisions of this
Section 7 shall not be deemed breached merely because the Executive owns less than 1% of the outstanding common stock of a corporation, if, at the time of its acquisition by the Executive such stock is listed on a national securities exchange. The term "Participate In" shall mean: "directly or indirectly, for

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his own benefit, or for, with, or through any other person (including the
Executive's immediate family), firm, or corporation, own, manage, operate, control, loan money to, or participate in the ownership, management, operation, or control of, or be connected as a director, officer, employee, partner, consultant, agent, independent contractor, or otherwise with, or acquiesce in the use of his name in."

          The Executive will not, directly or indirectly, solicit, interfere with, or endeavor to entice away from the Company any of its suppliers, customers, or employees. The Executive will not directly or indirectly employ any person who was an employee of the Company within a period of one year after such person leaves the employ of the Company.

          If any restriction contained in this Section 7 shall be deemed to be invalid, illegal, or unenforceable by reason of the extent, duration, or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope, or other provisions hereof, and in its reduced form such restriction shall then be enforceable in the manner contemplated hereby.

     8.   INTELLECTUAL PROPERTY RIGHTS.
          ----------------------------

          Any interest in patents, patent applications, inventions, technological innovations, copyrights, copyrightable works, developments, discoveries, designs, and processes which the Executive, during the period he is employed by the Company under this Agreement or otherwise may acquire, conceive of or develop, either alone or in conjunction with others, utilizing the time, material, facilities, or information of the Company ("Such Inventions") shall belong to the Company; as soon as the Executive owns, conceives of, or develops any Such Invention, he agrees immediately to communicate such fact in writing to the Chairman of the Company, and without further compensation, but at the Company's expense, forthwith upon request of the Company, the Executive shall execute all such assignments and other documents (including applications for patents, copyrights, trademarks, and assignments thereof) and take all such other action as the Company may reasonably request in order (a) to vest in the Company all of the Executive's right, title, and interest in and to Such Inventions, free and clear of liens, mortgages, security interests, pledges, charges, and encumbrances and (b), if patentable or copyrightable, to obtain patents or copyrights (including extensions and renewals) therefor in any and all countries in such name as the Company shall determine.

     9.   NONDISCLOSURE.
          -------------

          The Executive shall execute an Employee Nondisclosure and Secrecy Agreement dated as of the Effective Date.

     10.  INJUNCTIVE RELIEF.
          -----------------

          Since a breach of the provisions of Section 7 or 8 could not adequately be compensated by money damages, the Company shall be entitled, in addition to any other right and remedy available to it, to an injunction restraining such breach or a threatened breach, and in either case no bond or other security shall be required in connection therewith. The Executive agrees that the provisions of Sections 7 and 8 are necessary and reasonable to protect the Company in the conduct of its business.

     11.  TERMINATION OF EXECUTIVE UPON DEATH OR DISABILITY.
          -------------------------------------------------

          The term of Executive's employment shall terminate automatically upon his death. In addition, the Company shall have the right to terminate the Term of Employment upon the Disability (as defined below) of Executive. If the Executive's employment is terminated by the Company due to the Executive's death or due the Disability of the Executive, then the Executive, his guardian or his estate, as applicable, shall be entitled to:

               (i) Salary and Benefits earned to the date of termination of employment; and

               (ii) other benefits as are provided under the applicable plans and programs of the Company as then in effect.

     In addition, a portion of the Options due to become exercisable on the first day of the month coincident with or next following the date the Executive's employment terminates, pro-rated for the number of days during which he was employed during such month, shall become exercisable and all other Options that have not become exercisable shall expire. In addition, if the Executive's employment is terminated due to his death all exercisable Options shall remain exercisable for a period of one year following termination of employment pursuant to this Section, and shall thereafter expire.

          For purposes of this Agreement, "Disability" shall mean any physical or mental disability or incapacity that renders the Executive incapable of performing his duties hereunder for a period of 180 consecutive calendar days or, for shorter periods aggregating 210 calendar days during any consecutive twelve-month period.

     12.  TERMINATION BY THE COMPANY WITHOUT CAUSE.
          ----------------------------------------

          If the Company terminates the Executive's employment at any time
without Cause (as defined below), the Executive shall be entitled     to:

          (i) Salary and Benefits earned to the date of termination of employment; and

          (ii) Continued Salary for a period of six months from the date of termination of employment.

          In Addition, all exercisable Options shall expire 90 days after the termination of employment.

     13.  TERMINATION BY THE COMPANY FOR CAUSE.
          ------------------------------------

          (a)  GENERAL.
               -------

          The Company shall have the right to terminate the Executive's employment for Cause, as defined in subsection (b) below; and the Executive shall be entitled only to Salary and Benefits earned to the date of termination of employment

          In addition, all exercisable Options shall expire 90 days after termination of employment.

          (b)  CAUSE.
               -----
               For purposes of this Agreement, "Cause" means:
               (i) fraud, embezzlement or gross insubordination on the part of the Executive;

               (ii)  conviction of or the entry of a plea of nolo contendere by
                                                             ---------------
               the Executive to any felony or crime of moral turpitude;

               (iii) a material breach of, or the willful failure or refusal by the Executive to perform and discharge, his duties, responsibilities or obligations under this Agreement that is not corrected within 20 days following written notice thereof to the Executive by the Company, such notice to state with specificity the nature of the breach, failure or refusal; provided, that if such breach, failure or refusal cannot reasonably be corrected within 20 days of written notice thereof, correction shall be commenced by the

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               Executive within such period and shall be corrected as soon as practicable thereafter; or

               (iv) any act of willful misconduct by the Executive which is intended to result in substantial personal enrichment of the Executive at the expense of the Company or any of its subsidiaries or affiliates.

     14.  WITHHOLDING.
          -----------

          Anything to the contrary notwithstanding, all payments required to be made by the Company under this Agreement to the Executive, his spouse, his estate or beneficiaries, shall be subject to withholding of such amounts relating to taxes as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation. In addition, in the event that the Company reasonably determines that it is required to make any payments of withholding taxes as a result of Executive's receipt of any other income pursuant to the terms of this Agreement, the Company may, as a condition to such receipt, require that the Executive provide the Company with an amount of cash sufficient to enable the Company to pay such withholding taxes.

     15.  LOCK-UP AGREEMENT.
          -----------------

          In the event that the Company seeks to consummate a public offering of its securities during the Employment Term, the Executive shall execute an agreement, in form and substance satisfactory to the managing underwriter or underwriters of the Company's securities, not to sell, pledge, contract to sell, grant any option or otherwise dispose of any shares of stock owned or acquired by the Executive for such period of time as requested by such underwriter of all other executive officers of the Company.

     16.  ASSIGNABILITY; BINDING NATURE.
          -----------------------------

          This Agreement and all rights of the Executive shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, estates, executors, administrators, heirs and beneficiaries. All amounts payable to the Executive hereunder shall be paid, in the event of the Executive's death, to the Executive's estate, heirs and representatives. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by, any successor, surviving or resulting Company or other entity to which all or substantially all of the Company's business and assets shall be transferred. This Agreement shall not be terminated by the voluntary or involuntary dissolution of the Company.

     17.  ENTIRE AGREEMENT.
          ----------------

          This Agreement, together with the Employee Nondisclosure and Secrecy Agreement, contains the entire agreement between the Parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations, and undertakings, whether written or oral, between the Parties with respect thereto.

     18.  AMENDMENTS AND WAIVERS.
          ----------------------

          This Agreement may not be modified or amended except by a writing signed by both Parties. A Party may waive compliance by the other Party with any term or provision of this Agreement, or any part thereof, provided that the term or provision, or part thereof, is for the benefit of the waiving Party. Any waiver will be limited to the facts or circumstances giving rise to the noncompliance and will not be deemed either a general waiver or modification with respect to the term or provision, or part thereof, being waived, or as to any other term or provision of this Agreement, nor will it be deemed a waiver of compliance with respect to any other facts or circumstances then or thereafter occurring.

     19.    NOTICE.
            ------

          Any notice given under this Agreement shall be in writing and shall be deemed given when delivered personally or by courier, or five days after being mailed, certified or registered mail, duly addressed to the Party concerned at the address indicated below or at such other address as such Party may subsequently provide, in accordance with the notice and delivery provisions of this section 19:

          To the Company:     Nitinol Medical Technologies, Inc.
                              263 Summer Street, 7th Floor
                              Boston, MA 02210-1503
                              ATTN.: Chairman

          with a copy to:     Stephen H. Kay, Esq.
                              Squadron, Ellenoff, Plesent & Sheinfeld, LLP
                              551 Fifth Avenue
                              New York, New York 10176-0001

          To the Executive:   David Chazanovitz
                              31 Deerhaven Drive
                              Nashua, NH 03060


     20.  SEVERABILITY.
          ------------

          In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions or portions of this Agreement will be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

     21.  SURVIVORSHIP.
          ------------

          The respective rights and obligations of the Parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

     22.  REFERENCES.
          ----------

          In the event of the Executive's death or a judicial determination of his incompetence, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to his legal representative or, where appropriate, to his beneficiary or beneficiaries.

     23.  GOVERNING LAW.
          -------------

          This Agreement shall be governed by and construed and interpreted in accordance with the laws of the Commonwealth of Massachusetts without reference to the principles of conflicts of law.

     24.  HEADINGS.
          --------

          The headings of sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

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

     THE UNDERSIGNED have executed this Agreement on the date first written above.
                              NITINOL MEDICAL TECHNOLOGIES, INC.


                                 /s/ Thomas M. Tully
                              By:_____________________________________


                                /s/ David Chazanovitz
                              ----------------------------------------
                              David Chazanovitz

                     Amendment No.1 to Employment Agreement



     Amendment dated as of June 15, 1996 to the Employment Agreement dated February 13, 1996 (the "Employment Agreement") by and between David Chazanovitz (the "Executive") and Nitinol Medical Technologies, Inc. (the "Company").

     Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Employment Agreement.

     The parties hereto hereby agree to amend the third sentence of Section 4 of the Employment Agreement to read in its entirety as follows:

          "So long as the Employment Term has not terminated prior to such date, Options to purchase 175,000 shares of Common Stock shall become exercisable at the rate of 2.77% per month commencing on the first day of the month following the Closing, Options to purchase 20,000 shares of Common Stock shall become exercisable upon the earlier of (x) completion of clinical trials and market launch in Europe of the Company's septal repair device or (y) July 1, 1998, and the remaining Options shall become exercisable on the earlier of (i) PMA approval by the United States Federal Food and Drug Administration of the Company's septal repair device or (ii) December 31, 2000."

     Except as expressly provided herein, this Amendment neither amends nor alters any other provision of the Employment Agreement and all other provisions contained therein remain in full force and effect and constitute binding and enforceable obligations of the Company and the Executive.

     This Amendment shall be governed by and construed and interpreted under the laws of the Commonwealth of Massachusetts without reference to the principles of conflicts of law.

     The undersigned have executed this Amendment on the date first written above.

                                    Nitinol Medical Technologies, Inc.


                                        /s/ Thomas M. Tully
                                    By:_______________________________
                                     Thomas M. Tully
                                     President


                                      /s/ David Chazanovitz
                                     ________________________________
                                     David Chazanovitz

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